ROMARCO MINERALS INC.

STOCK OPTION PLAN

ARTICLE I
INTRODUCTION

1.1                        Purpose of Plan

                             The purpose of the Plan is to secure for the Corporation and its shareholders the benefits of incentive inherent in the share ownership by the directors, officers, key employees and consultants of the Corporation and its Subsidiaries who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that a stock option plan of the nature provided for herein aids in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Corporation.

1.2                       Definitions

(a)	“Affiliate” means with respect to a company, a second company that is a parent or subsidiary of the first company or that is controlled by the same company or individual as the first company.

(b)	“Associate” has the meaning ascribed thereto in the Securities Act.

(c)	“Board” means the board of directors of the Corporation, or any committee of the board of directors to which the duties of the board of directors hereunder are delegated.

(d)	“Change of Control” means:

(i)
any Person, or combination of Persons acting jointly or in concert, acquiring or becoming the beneficial owner of, directly or indirectly, more than 20% of the voting securities of the Corporation, whether through the acquisition of previously issued and outstanding voting securities of the Corporation or of voting securities of the Corporation that have not been previously issued, or any combination thereof or any other transaction having a similar effect; and

(ii)
amalgamation, merger or arrangement of the Corporation with or into another where the holders of Shares immediately prior to the transaction will hold less than 51% of the voting securities of the resulting entity upon completion of the transaction.

(e)	“Corporation” means Romarco Minerals Inc., and includes any successor corporation thereto.

(f)	“Consultant” means, in relation to the Corporation, an individual or a Consultant Company, other than a Director, Officer, Employee or Management Company Employee of the Corporation, that:

(i)
is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation, other than services provided in relation to a distribution;

	(ii)	provides the services under a written contract between the Corporation or the Affiliate and the individual or the Consultant Company;

	(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Corporation; and

	(iv)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

(g)	“Consultant Company” means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner.

(h)	“Director” means a director of the Corporation or any of its Subsidiaries.

(i)
“Eligible Person” means an Employee, Management Company Employee, Director, Officer or Consultant of the Corporation or any of its Subsidiaries and, except in relation to a Consultant Company, includes a company that is wholly- owned by such persons.

(j)	“Employee” means:

	(i)	an individual who is a bona fide employee of the Corporation or of any Subsidiary of the Corporation under the Income Tax Act (Canada);

(ii)
an individual who works full-time for the Corporation or of any Subsidiary of the Corporation providing bona fide services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)
an individual who works for the Corporation or a Subsidiary of the Corporation on a continuing and regular basis for a minimum amount of time per week, providing bona fide services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

(k)	“Exchange” means the TSX Venture Exchange or any other stock exchange on which the Shares are listed.

(l)	“Insider” of the Corporation shall mean a Participant who is an “insider” of the Corporation as defined in the Securities Act.

(m)	“Investor Relations Activities” means the activities as defined under the rules and policies of the Exchange.

(n)
“Management Company Employee” means an individual who is a bona fide employee of a company providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in Investor Relations Activities.

(o)	“Market Price” means, as of any date, the value of the Shares, determined as follows:

(i)
if the Shares are listed on the TSX Venture Exchange, the Market Price shall be the closing price of the Shares on the TSX Venture Exchange for the last market trading day prior to the date of the grant of the Option less any discount permitted by the TSX Venture Exchange;

(ii)
if the Shares are listed on The Toronto Stock Exchange, the Market Price shall be the closing price of the Shares on The Toronto Stock Exchange for the last market trading day prior to the date of the grant of the Option;

(iii)
if the Shares are listed on an exchange other than the TSX Venture Exchange or The Toronto Stock Exchange, the Market Price shall be the closing price of the Shares (or the closing bid, if no sales were reported) as quoted on such exchange for the last market trading day prior to the date of the grant of the Option; and

(iv) if the Shares are not listed on an exchange, the Market Price shall be determined in good faith by the Board.

(p)	“Officer” means a senior officer of the Corporation or any of its Subsidiaries.

(q)	“Option” means an option to purchase Shares granted under the terms of the Plan.

(r)	“Option Commitment” means the notice of grant of an Option delivered by the Corporation hereunder to an Optionee and substantially in the form of Exhibit A hereto.

(s)	“Option Period” means the period during which an Option may be exercised.

(t)	“Optionee” means a Participant to whom an Option has been granted under the terms of the Plan.

(u)	“Participant” means, in respect of the Plan, a person who elects to participate in the Plan.

(v)	“Person” has the meaning ascribed thereto in the Securities Act.

(w)	“Plan” means the Stock Option Plan established and operated pursuant to Article II hereof, as the same may be amended from time to time.

(x)	“Securities Act” means the Securities Act, R.S.B.C., 1996 c. 418, as amended.

(y)
“Securities Laws” means the applicable securities legislation or regulations of any jurisdiction of Canada, or the applicable bylaws, rules or other regulatory instruments of a self regulatory body, exchange or quotation and trade reporting system.

(z)
“Share Compensation Arrangement” means the Plan described herein and any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more Eligible Persons.

(aa)	“Shares” means the common shares of the Corporation.

(bb)	“Subsidiary” has the meaning ascribed thereto in the Securities Act.

ARTICLE II
STOCK OPTION PLAN

2.1                       Participation

                            Options to purchase Shares may be granted hereunder to Eligible Persons.

2.2                       Determination of Option Recipients

                            The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Corporation and any other factors which it may deem proper and relevant.

2.3                       Exercise Price

                            The exercise price per Share shall be determined by the Board but, in any event, shall not be lower than the Market Price of the Shares. Any reduction in the exercise price of an Option held by an Optionee who is an Insider of the Corporation at the time of the proposed reduction will require disinterested shareholder approval.

2.4                       Grant of Options

                            The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of the Plan. A Director of the Corporation to whom an Option may be granted shall not participate in the decision of the Board to grant such Option. The date of each grant of Options shall be determined by the Board when the grant is authorized. For Options granted to Employees, Consultants or Management Company Employees, the Corporation represents that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

2.5                       Option Commitment

                            Each Option granted to an Optionee shall be evidenced by an Option Commitment detailing the terms of the Option and upon delivery of the Option Commitment to the Optionee by the Corporation the Optionee shall have the right to purchase the Shares underlying the Option at the exercise price set out therein, subject to any provisions as to the vesting of the Option.

2.6                       Terms of Options

                            The periods within which Options may be exercised and the number of Shares which may be exercised in any such period shall be determined by the Board at the time of granting the Options provided, however, that all Options shall be exercisable during a period not extending beyond five years from the date of the Option grant.

2.7                       Exercise of Option

                            Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation of a written notice of exercise specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the exercise price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

2.8                       Hold Period

                            If required by the Exchange, in addition to any resale restrictions under Securities Laws, all stock options and any Shares issued on the exercise of stock options shall be legended with a four month Exchange hold period commencing on the date the Options were granted.

2.9                       Vesting

                            Options granted pursuant to the Plan are exercisable by an Optionee and vest over a period of eighteen months as follows:

(a)	25% of the initial aggregate number of Shares which may be purchased under the Option will vest on the date of grant;

(b)	25% of the initial aggregate number of Shares which may be purchased under the Option will vest on the date which is six months after the date of grant;

(c)	25% of the initial aggregate number of Shares which may be purchased under the Option will vest on the date which is twelve months after the date of grant; and

(d)	25% of the initial aggregate number of Shares which may be purchased under the Option will vest on the date which is eighteen months after the date of grant.

2.10                      Lapsed Options

                            If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

2.11                      Death of Optionee

                            If an Optionee ceases to be an Eligible Person due to its death, any Option held by it at the date of death shall be exercisable by the legal representative(s) of the estate of the Optionee. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

2.12                      Termination of Employment

                            If an Optionee ceases to be an Employee or other Eligible Person, other than as a result of termination with cause, or ceases to act as a Director of the Corporation or any of its Subsidiaries, any Option held by such Optionee at the effective date thereof shall be exercisable only to the extent that the Optionee is entitled to exercise the Option and only for 60 days thereafter (or such longer period as may be prescribed by law) or prior to the expiration of the Option Period in respect thereof, whichever is sooner. Notwithstanding the foregoing, Options granted to an Optionee who is engaged in Investor Relations Activities must expire within 30 days after the Optionee ceases to be employed to provide Investor Relations Activities. In the case of an Optionee being dismissed from employment or service for cause, the Option shall immediately terminate and shall no longer be exerciseable as of the date of such dismissal.

2.13                      Effect of Reorganization, Amalgamation or Merger

                            If the Corporation is reorganized, amalgamated or merges with or into another company, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such reorganization, amalgamation or merger if the Optionee had exercised his Option immediately prior to the record date applicable to such reorganization, amalgamation or merger, and the exercise price shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Plan.

2.14                      Change of Control

                            In the event of an offer being made, either to the Corporation or to the shareholders of the Corporation, by a person acting at arm’s length to the Corporation, as that term is defined in the Income Tax Act (Canada), by which a Change of Control is proposed, whether with the co-operation of the Board or otherwise, then prior to the completion of such Change of Control, the Board may, in its sole and absolute discretion, cause any or all outstanding Options issued to Eligible Persons pursuant to the Plan (except only those which are subject to cancellation), whether vested or unvested, to vest and be exercisable as at such time as the Board may determine.

2.15                      Adjustment in Shares Subject to the Plan

                            If there is any change in the Shares of the Corporation through or by means of a declaration of stock dividends or consolidations, subdivisions or reclassifications of Shares, or otherwise, the number of Shares subject to any Option, the exercise price therefor and the maximum number of Shares which may be issued under the Plan in accordance with Section 3.1 (a) shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Plan.

ARTICLE III
GENERAL

3.1                       Maximum Number of Shares

(a)	The aggregate number of Shares that may be reserved for issuance pursuant to this Plan to all Participants is 4,517,264 Shares (including outstanding options).

(b)
The aggregate number of Shares reserved for issuance pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to any one Participant within a 12 month period shall not exceed 5% of the Shares outstanding at the time of the grant.

(c)
The aggregate number of Shares reserved for issuance pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to any one Consultant within a 12 month period shall not exceed 2% of the Shares outstanding at the time of the grant.

(d)
The aggregate number of Shares reserved for issuance pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to an Employee conducting Investor Relations Activities within a 12 month period shall not exceed 2% of the Shares outstanding at the time of the grant.

(e)
The aggregate number of Options which may be granted pursuant to this Plan or any other Share Compensation Arrangement (pre-existing or otherwise) to Insiders within a 12 month period shall not exceed 10% of the Shares outstanding from time to time.

3.2                       Transferability

                            Options are not assignable or transferable other than by will or by the applicable laws of descent. During the lifetime of an Optionee, all Options may only be exercised by the Optionee.

3.3                       Employment

                            Nothing contained in the Plan shall confer upon any Optionee any right with respect to employment or continuance of employment with the Corporation or any Subsidiary, or interfere in any way with the right of the Corporation or any Subsidiary, to terminate the Optionee’s employment at any time. Participation in the Plan by an Optionee is voluntary.

3.4                       No Shareholder Rights

                            An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by an Option until the Optionee exercises such Option in accordance with the terms of the Plan and the issuance of the Shares by the Corporation.

3.5                       Record Keeping

                            The Corporation shall maintain a register in which shall be recorded the name and address of each Optionee, the number of Options granted to an Optionee, the details thereof and the number of Options outstanding.

3.6                       Necessary Approvals

                            The Plan shall be effective only upon the approval of both the Board and the shareholders of the Corporation by ordinary resolution. The obligation of the Corporation to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Corporation. If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Corporation to issue such Shares shall terminate and any exercise price paid by an Optionee to the Corporation shall be returned to the Optionee.

3.7                       Administration of the Plan

                            The Board is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive.

Administration of the Plan shall be the responsibility of the appropriate officers of the Corporation and all costs in respect thereof shall be paid by the Corporation.

3.8                       Income Taxes

                            As a condition of and prior to participation in the Plan, a Participant shall on request authorize the Corporation in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

3.9                       Amendments to the Plan

                            The Board may from time to time, subject to applicable law and to the prior approval, if required, of the Exchange or any other regulatory body having authority over the Corporation or the Plan or, if required by the rules and policies of the Exchange, the shareholders of the Corporation, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Commitment relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee.

3.10                      No Representation or Warranty

                            The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

3.11                      Interpretation

                            The Plan will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

3.12                      Compliance with Applicable Law

                            If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Corporation or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

Approved by the Board on May 18, 2004.

Approved by the Shareholders on June 24, 2004.

EXHIBIT A

ROMARCO MINERALS INC.

STOCK OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective this _____ day of ______________________ (the “Effective Date”), Romarco Minerals Inc. (the “Corporation”) has granted to _____________________________ , an Option to acquire _______________ Common Shares (“Shares”) up to 5:00 p.m. Vancouver Time on the ___________ day of __________________________ (the “Expiry Date”) at an exercise price of Cdn. $ _______ per share.

Shares may be acquired as follows:

•

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Corporation’s Stock Option Plan, the terms and conditions of which are hereby incorporated herein.

To exercise your Option, deliver to the Corporation a written notice specifying the number of Shares you wish to acquire, together with cash or a certified cheque payable to the Corporation for the aggregate exercise price. A certificate for the Shares so acquired will be issued by the transfer agent as soon as practicable thereafter. The certificate for the Shares shall bear, in addition to any other legend required under applicable securities laws, the following legend required by the TSX Venture Exchange:

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE INCLUDING SHARES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [4 MONTHS AND 1 DAY AFTER DATE OF GRANT OF OPTIONS].

Romarco Minerals Inc.

Authorized Signatory